LIFE MEDICAL SCIENCES, INC.
                                   PO Box 219
                             Little Silver, NJ 07739


                  NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON FRIDAY APRIL 23, 2004


         Notice is hereby given that the Annual Meeting of Stockholders of LIFE MEDICAL SCIENCES, INC., a Delaware corporation (the "Company"), will be held at the offices of Eisner LLP 750 Third Avenue, New York, NY 10117 on Friday April 23, 2004, at 10:00 a.m. local time (the "Meeting") for the following purposes:

1. To consider and vote upon the election of six directors;

2. To ratify the appointment of Eisner LLP as the independent auditors of the Company; and

3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

         The close of business on February 23, 2004, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. A complete list of those stockholders will be open to examination of any stockholder, for any purpose germane to the Meeting, during ordinary business hours at the Company's offices for a period of 10 days prior to the Meeting. The stock transfer books of the Company will not be closed.

         All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                                         By the order of the Board of Directors,


                                         Richard L. Franklin, MD
                                         Chairman
Little Silver, New Jersey
-------------------------
Dated: March 1, 2004

                           LIFE MEDICAL SCIENCES, INC.
                                   PO Box 219
                             Little Silver, NJ 07739


                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Life Medical Sciences, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders to be held at the offices of Eisner LLP 750 Third Avenue, New York, NY 10117 on Friday, April 23, 2004 at 10:00 a.m., local time, and for any adjournment or adjournments thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company, at the above stated address. Attendance at the Meeting will not have the effect of revoking the proxy unless such written notice is given.

         If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, for the election of the nominees set forth under the caption "Election of Directors" and for the ratification of the appointment of Eisner LLP, as the independent auditors of the Company.

         The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to holders of the Company's Common Stock, par value $.001 per share (the "Common Stock") is March 8, 2004.

         The cost of solicitation of proxies will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies by telephone or by other electronic means. Upon request, the Company will reimburse brokers, dealers, bankers and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners.

         YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                     VOTING

         Only holders of shares of Common Stock and Series C Convertible Preferred Stock ("Preferred Stock") of record as at the close of business on the Record Date (the "Voting Stock") are entitled to vote at the Meeting. The Record Date for the Meeting is February 23, 2004. On the Record Date there were issued and outstanding 41,482,910 shares of Common Stock and 663,400 shares of Preferred Stock. Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Preferred Stock is entitled to ten votes upon all matters to be acted upon at the Meeting. Holders of Common Stock and holders of Preferred Stock will vote together as a single class. The presence in person or by proxy of the holders of a majority of the votes represented by the Voting Stock shall constitute a quorum for the purposes of the Meeting. The affirmative vote of a plurality of the votes represented by the shares of Voting Stock present in person or by proxy at the meeting is necessary to elect the nominees as directors. The affirmative vote of a majority of the votes represented by the shares of Voting Stock present in person or by proxy at the Meeting is necessary to ratify the appointment of Eisner LLP, as the independent auditors of the Company. The stockholders vote at the Meeting by casting ballots (in person or by proxy) which will be tabulated by a person appointed by the Board before the Meeting to serve as the inspector of election at the Meeting and who has executed and verified an oath of office. Abstentions and broker non-votes are included in the determination of the number of shares of Voting Stock present at the Meeting for quorum purposes but broker non-votes are not counted in the tabulation of the votes cast on proposals presented to stockholders. THUS, AN ABSTENTION FROM VOTING ON ANY MATTER IS THE SAME LEGALLY AS A VOTE "AGAINST" THE MATTER, EVEN THOUGH THE STOCKHOLDER MAY (MISTAKENLY) BELIEVE THAT AN ABSTENTION IS NEITHER A VOTE FOR NOR A VOTE AGAINST A PROPOSAL.

                              ELECTION OF DIRECTORS

INFORMATION CONCERNING NOMINEES

         At the Meeting, six directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify. Mr. Irwin M. Rosenthal, currently a director of the Company, has declined to stand for reelection. Each of the nominees is currently a director of the Company. MANAGEMENT RECOMMENDS THAT THE PERSONS NAMED BELOW BE ELECTED AS DIRECTORS OF THE COMPANY and it is intended that the accompanying proxy will be voted for their election as directors, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by management.

         The following table sets forth the names of the nominees and certain information with regard to each nominee:

                                                 Held           Position with
Name of Nominee                         Age   Office Since      Company
---------------                         ---   ------------      -------------

David G. P. Allan.................      62    June 2003         Director
Edward A. Celano..................      65    November 1996     Director
Barry R. Frankel..................      53    June 2003         Director
Richard L. Franklin, MD...........      58    December 2000     Chairman
Robert P. Hickey..................      58    May 1996          President, CEO
                                                                and CFO
Walter R. Maupay, Jr..............      64    July 1996         Director

NOMINEES FOR ELECTION AT THE MEETING

         David G. P. Allan has served as a director of the Company since June 2003. Since February 1998, Mr. Allan has been Chairman & CEO of YM BioSciences, Inc., a publicly traded, Toronto-based life sciences company focused on cancer therapy. From March 1992 to January 1998, Mr. Allan served as Executive Director of Yorkton Securities Inc., an investment banking firm. From February 1987 to February 1992, Mr. Allan served as a Director of Loewen, Ondatjee McCutcheon, Inc., an investment banking firm.

         Edward A. Celano has served as a director of the Company since November 1996. Since February 2001, Mr. Celano has been Managing Director of the Corporate Finance Group of M. R. Weiser & Co., LLP, an investment banking firm. From May 1996 to January 2001, Mr. Celano had been an executive vice president of Atlantic Bank of New York, a commercial bank. From November 1984 to May 1996, Mr. Celano was a senior vice president of NatWest Bank, a commercial bank. Mr. Celano is currently a director of the following publicly traded companies:
Entrade, Inc. and Asta Funding, Inc.

         Barry R. Frankel has served as a director of the Company since June 2003. Since March 1993, Mr. Frankel has served as Managing Partner of The Frankel Group, a life sciences management consulting firm. From October 1982 to February 1993, Mr. Frankel served as President of SJ Weinstein Associates, a healthcare marketing and communications firm. From June 1974 to September 1993, Mr. Frankel served in senior marketing and strategy positions at Pfizer.

         Richard L. Franklin, MD, has served as Chairman of the Board of Directors of the Company since June 2003 and as a director of the Company since December 2000. Since September 2002, Dr. Franklin has been Chairman of DMS Data Systems, an internet-based information services company. From May 1996 to September 2002, Dr. Franklin had been Chief Executive of Phairson, Ltd., a medical product development company. From January 1991 to May 1996, Dr. Franklin was founder and principal of Richard Franklin & Associates and from January 1988 to December 1990, Dr. Franklin was with Boston Capital Group, both of which are consulting firms to the healthcare industry. From July 1986 to December 1987, Dr. Franklin was head of Healthcare Corporate Finance at Tucker Anthony, an investment banking firm.

         Robert P. Hickey has served as Chief Financial Officer of the Company since March 2000, President and Chief Executive Officer of the Company since May 1996 and as a director of the Company since July 1996. From May 1999 to June 2003, Mr. Hickey served as Chairman of the Board of Directors of the Company. From May 1994 until joining the Company, Mr. Hickey was founder and president of Roberts Healthcare Resources, Inc., a company engaged in project consulting to Fortune 500 and leading edge companies in the healthcare industry. From 1975 to 1994, Mr. Hickey served in various positions at Johnson & Johnson. From 1992 to 1994, Mr. Hickey was vice president, marketing and director of Ethicon, Inc., a unit of Johnson & Johnson.

         Walter R. Maupay, Jr. has served as a director of the Company since July 1996. At his retirement in 1995, Mr. Maupay was a group executive with Bristol-Myers Squibb and president of Calgon Vestal Laboratories. From May 1988 to January 1995, Mr. Maupay had been president of Calgon Vestal Laboratories, a division of Merck & Co., Inc. From 1984 to 1988, Mr. Maupay served as vice president of Calgon Vestal Laboratories. Mr. Maupay is currently a director of the following publicly traded companies: Kinsey Nash Corporation and Cubist Pharmaceuticals.

         Each director shall hold office until the Company's next meeting of its shareholders and until such director's successor is duly elected and qualified or until such director's earlier resignation or removal.

GENERAL INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

         The Board met five times in the fiscal year ended December 31, 2003. It is the Company's policy that directors who are up for election at the Annual Meeting attend the Annual Meeting. All of the nominees up for election at the 2003 Annual Meeting of Stockholders attended the 2003 Annual Meeting of Stockholders.

         The Delaware General Corporation Law provides that the Board, by resolution adopted by a majority of the entire Board, may designate one or more committees, each of which shall consist of one or more directors. The Board annually elects from its members the Executive Committee, Audit Committee and the Compensation Committee. During the last fiscal year each of the directors then serving, with the exception of Messrs. Allan and Rosenthal, attended at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he served as a director) and (2) the total number of meetings held by all committees of the Board on which he served (during the period for which he served as a director).

         Executive Committee. The Executive Committee exercises all the powers and authority of the Board in the management and affairs of the Company between meetings of the Board, to the extent permitted by law. The members of the Executive Committee are Mr. Hickey as Chairman and Dr. Franklin. During fiscal 2003, the Executive Committee did not meet separately from the Board but performed its duties in the context of Board meetings.

         Audit Committee. The Audit Committee is composed of three directors, all of whom are independent as defined in the NASD guidelines. The Audit Committee reviews the Company's auditing, accounting, financial reporting and internal control functions and selects the independent auditors. In addition, the committee monitors the non-audit services of the independent auditors. During fiscal 2003, the Audit Committee met two times. In addition, during 2003, the Chairman met with the independent auditors to review each of the Company's Form 10-QSB filings. The members of the Audit Committee are Mr. Celano as Chairman, Mr. Allan and Mr. Maupay. While each of the members of the Audit Committee is financially literate and has accounting and finance experience, none of such individuals is deemed a "financial expert" within the meaning of Securities and Exchange Commission regulations. Given the limited resources of the Company, and the qualifications of the existing committee members, the Board of Directors has determined not to devote resources at this time to locating a suitable "financial expert" to serve on the Audit Committee. For additional information relating to the Audit Committee, see the Report of Audit Committee on page 9 of this proxy statement.

         Compensation Committee. The Compensation Committee reviews and recommends to the Board remuneration arrangements, compensation plans and approves option grants for the Company's officers, key employees, directors and others. The Compensation Committee is composed of Mr. Maupay as Chairman and Messrs. Celano, Frankel and Dr. Franklin. During fiscal 2003, the Compensation Committee met two times.

         Director Nomination Process. The Board of Directors has not established a nominating committee. The nomination process is handled by the Board of Directors. The members of the Executive Committee play a lead role in identifying director candidates and candidates are evaluated by the entire Board prior to nomination. The Board will also consider candidates recommended by stockholders. Stockholders wishing to recommend nominees for election at the 2005 Annual Meeting should provide all relevant background material for the candidate, including curriculum vitae, to the Secretary of the Company in advance of the date set forth herein for receipt of stockholder proposals for the 2005 Annual Meeting. The Company's directors play an important role in guiding the Company's strategic direction and overseeing the management of the Company. Board candidates are considered based upon various criteria, such as their business and professional skills and experiences, including particular experience in areas relevant to the Company's business activities, concern for the long-term interests of the stockholders, and personal integrity and judgment. In addition, directors must have time available to devote to Board activities.Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their duties and responsibilities to the Company.

                             PRINCIPAL STOCKHOLDERS

         Set forth below is information concerning the stock ownership of all persons known by the Company to own beneficially 5% or more of the outstanding shares of any class of voting securities of the Company, all directors (including nominees), the Named Executive Officers (as defined in "Executive Compensation - Summary Compensation Table") and all directors and executive officers of the Company as a group, as of February 23, 2004. For the purpose of this Proxy Statement, beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally means the power to vote and/or to dispose of the securities regardless of any economic interest therein. As used in the table, Percent of Outstanding Voting Stock is calculated as the percentage of votes represented by the outstanding Voting Stock held by the stockholder, without giving effect to options or warrants that may be held by the stockholder.

Name and Address                       Shares of Common                                  Percent of
of Beneficial Owner                         Stock                    Percent             Outstanding
or Number in Group                    Beneficially Owned             of Class            Voting Stock
-------------------                   ------------------            ----------           ------------

Phairson, Ltd.                            6,895,561 CS (2)               16.6%                14.3%
250 City Rd.
London EC1V 2QQ
United Kingdom

Aran Asset Mngt. SA                      10,980,000 CS (10)              23.9%                11.2%
Alpenstrasse 11
6304 Zug Switzerland

Robert P. Hickey                          1,852,032 CS (3)                4.3%                 0.1%
c/o Life Medical Sciences, Inc.
PO Box 219
Little Silver, NJ 07739

Hexagon Ltd.                              3,125,000 CS (11)               7.3%                 3.9%
PO Box 53254
Lihocsol 3303 Cyprus

Richard L. Franklin, MD                   2,000,000 CS (4)                4.6%                 0.0%
c/o Life Medical Sciences, Inc.
PO Box 219
Little Silver, NJ 0739

Eli Pines, Ph.D.                            723,247 CS (5)                1.7%                 0.0%
c/o Life Medical Sciences, Inc.
PO Box 219
Little Silver, NJ 0739

Walter R. Maupay                            605,109 CS (6)                1.4%                 0.4%
c/o Life Medical Sciences, Inc.
PO Box 219
Little Silver, NJ 07739



Edward A. Celano                            464,683 CS (7)                1.1%                 0.1%
c/o Life Medical Sciences, Inc.
PO Box 219
Little Silver, NJ 07739

David G. P. Allan                            15,000 PS                    3.2%                 0.6%
c/o Life Medical Sciences, Inc.             350,000 CS (8) (15)           0.8%
PO Box 219
Little Silver, NJ 07739

Barry R. Frankel                             50,000 CS (9)                  *                  0.0%
c/o Life Medical Sciences, Inc.
PO Box 219
Little Silver, NJ 07739

Clariden Bank                                83,000 PS                   17.4%                 3.4%
Claridenstrasse 26                        1,660,000 CS (12) (15)          4.0%
CH-8022 Zurich, Switzerland

Clubb Capital Ltd.                           83,000 PS                   17.4%                 3.4%
2 Physic Place                            1,660,000 CS (12) (15)          4.0%
London SW3 4HQ, United Kingdom

Banque Edouard Constant SA                   83,000 PS                   17.4%                 3.4%
Cours de Rive 11                          1,660,000 CS (12) (15)          4.0%
CH-1211 Geneva, Switzerland

Pineridge Foundation                         60,000 PS                   12.6%                 2.5%
Altenbach 8                               1,200,000 CS (13) (15)          2.8%
FL-9490 Vaduz, Liechtenstein

Luzerner Kantonalbank                        60,000 PS                   12.6%                 2.5%
Pilatusstrasse 12                         1,200,000 CS (13) (15)          2.8%
CH-8404 Winterthur, Switzerland

Falcon Corporate Investments Ltd.            55,000 PS                   11.5%                 2.3%
2 Water Street                            1,100,000 CS (14) (15)          2.6%
Ramsey, Isle of Man IM8 1JP

All executive officers and
directors                                    15,000 PS                    3.2%                 1.2%
as a group (7 persons)                    7,295,071 CS (15) (16)         15.1%
*Less than 0.1%

(1) All shares outstanding are beneficially owned, and sole voting and investment power is held by the persons named, except as otherwise noted and do not include shares underlying options and warrants which are not exercisable within 60 days from February 23, 2004.
(2) Represents shares held of record by wholly-owned subsidiaries of Phairson, Ltd.
(3) Includes 1,789,448 shares of Common Stock issuable upon exercise of options which are currently exercisable.
(4) Represents 2,000,000 shares of Common Stock issuable upon exercise of options which are currently exercisable.
(5) Represents shares of Common Stock issuable upon exercise of options which are currently exercisable.
(6) Includes 408,441 shares of Common Stock issuable upon exercise of options which are currently exercisable.
(7) Includes 401,877 shares of Common Stock issuable upon exercise of options which are currently exercisable and 62,806 shares of Common Stock owned by Walworth Financial Services, Inc., Defined Benefit Trust, controlled by Mr. Celano.
(8) Includes 50,000 shares of Common Stock issuable upon exercise of options which are currently exercisable and 150,000 shares of Common Stock underlying warrants currently exercisable which are held by TCMC Corp., a company controlled by Mr. Allan.
(9) Represents shares of Common Stock issuable upon exercise of options which are currently exercisable.
(10) Represents shares (including 5,490,000 shares underlying currently exercisable warrants) held directly or indirectly through custodial arrangements as asset manager and investment advisor on behalf of the reporting person's clients.
(11) Includes 1,250,000 shares of Common Stock underlying warrants currently exercisable.
(12) Includes 830,000 shares of Common Stock underlying warrants currently exercisable.
(13) Includes 600,000 shares of Common Stock underlying warrants currently exercisable.
(14) Includes 550,000 shares of Common Stock underlying warrants currently exercisable.
(15) Excludes shares of Common Stock underlying Preferred Stock beneficially owned by the reporting person(s).
(16) Includes 6,673,013 shares of Common Stock issuable upon exercise of options which are currently exercisable and 150,000 shares of Common Stock underlying warrants currently exercisable.

                             EXECUTIVE COMPENSATION

         The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company during the fiscal years ended December 31, 2003, 2002 and 2001 to the Company's officers whose annual compensation exceeded $100,000 in fiscal 2003 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                   Long Term
                                                 Annual Compensation Awards      Compensation
                                                 --------------------------     ----------------
                                                                                   Securities
     Name and Principal Capacities                                                 Underlying        All Other
            in Which Served               Year        Salary      Bonus              Options       Compensation (1)
------------------------------------------------------------------------------------------------   -------------

Robert P. Hickey                          2003       $225,000                                           $2,434
     President, CEO & CFO                 2002       $200,000                       1,500,000           $2,299
                                          2001       $225,000                                           $2,168


Eli Pines, Ph. D.                         2003       $150,000 (2)
    Vice President and                    2002                                        700,000 (3)
    Chief Scientific Officer              2001

(1) Represents premium payments for term life insurance for the benefit of the Named Executive Officer.

(2) Dr. Pines employment with the Company commenced on March 1, 2003. If Dr. Pines had been employed for the full fiscal year of 2003, his annual salary would have been $180,000.

(3) Dr. Pines received the option grant while working as a consultant to the Company.

         The following table sets forth certain information with respect to stock option exercises by the Named Executive Officers during the year ended December 31, 2003 and the value of unexercised options at December 31, 2003.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES

                                                       Number of Securities           Value of Unexercised
                                                      Underlying Unexercised          In-the-Money Options
                           Shares                  Options at Fiscal Year End (#)   at Fiscal Year End ($) (1)
                        Acquired on     Value      -----------------------------   --------------------------
          Name          Exercised(#)  Realized($)  Exercisable     Unexercisable   Exercisable  Unexercisable
---------------------   -----------   -----------  -----------     -------------   -----------  -------------

     Robert P. Hickey       N/A          N/A        1,789,448         500,000      $ 263,290      $120,000

     Eli Pines              N/A          N/A          723,247         233,333        119,415        56,000

(1) Based upon the closing price of $0.36 per share of Common Stock on December 31, 2003, less the option exercise price.

         EMPLOYMENT AND RELATED AGREEMENTS

         Pursuant to an employment agreement entered into in May 2001 and amended in May 2003, Robert P. Hickey is entitled to an annual base salary of $234,000 subject to adjustments for cost-of-living increases and other increases as determined by the Board. Mr. Hickey serves as President, CEO and CFO of the Company. As amended, the term of the agreement is scheduled to expire in May 2006, subject to automatic annual renewals absent six months' prior notice. In March 2002, the Board issued to Mr. Hickey a non-qualified stock option to purchase an aggregate of 1,500,000 shares of Common Stock under the Company's 2001 Non-Qualified Stock Option Plan. The option is exercisable at $0.12 per share and vests in three equal installments commencing on the issuance date. The vesting schedule accelerates upon a change in control of the Company. The option expires as to each installment seven years from vesting.

           If Mr. Hickey dies, is terminated for cause, voluntarily resigns other than for Good Reason, as such term is defined in the agreement, or is unable to perform his duties on account of death or disability and the agreement is terminated, he or his legal representative shall receive from the Company the base salary which would otherwise be due to the date which termination of employment occurred. If Mr. Hickey's employment is terminated for any other reason by the Company or if Mr. Hickey resigns for Good Reason during the term of the agreement, Mr. Hickey will receive from the Company the base salary which would otherwise be due to the date which termination of employment occurred plus severance pay equal to twelve months of salary. The amount of the severance pay was increased from six months to twelve months in May 2003. The agreement with Mr. Hickey contains confidentiality and non-competition provisions.

         Under the foregoing employment agreement, the Company is required to obtain life insurance coverage on the life and for the benefit of Mr. Hickey in an amount equal to twice the amount of his base salary then in effect. Mr. Hickey will also have the right to participate in all group insurance, hospital, dental, major medical and disability benefits, stock option plans and other similar benefits afforded to executives.

          In April 2001, the Company entered into a consulting agreement with Richard L. Franklin, MD, pursuant to which Dr. Franklin agreed to render advisory and consulting services to the Company in the areas of strategic planning, business management, fund raising, investor relations and other areas consistent with Dr. Franklin's experience and expertise. The initial term of this agreement was one year, subject to an annual renewal absent three months written notice prior to the termination date. For his services under the agreement, the Company agreed to pay Dr. Franklin a fee of $10,000 per month. In May 2003, the agreement was amended to set a fixed expiration date of December 31, 2004 and to reduce Dr. Franklin's compensation to $5,000 per month from April 1, 2004 through the remainder of the term. In March 2002, the Board issued to Dr. Franklin a non-qualified stock option to purchase an aggregate of 3,000,000 shares of Common Stock under the Company's 2001 Non-Qualified Stock Option Plan. The option is exercisable at $0.12 per share, and vests in three equal installments commencing upon the issuance date. The vesting schedule accelerates upon a change in control of the Company. The option expires as to each installment seven years from vesting.

         In March 2003, the Company entered into an employment agreement with Eli Pines, Ph.D., pursuant to which Dr. Pines currently receives an annual base salary of $180,000 subject to adjustments for cost-of-living increases and other increases as determined by the Board. Dr. Pines serves as Vice President of Research and Chief Scientific Officer of the Company. The term of Dr. Pines' employment agreement is for a period of three years and is automatically renewed on an annual basis absent three months prior written notice.

         If Dr. Pines dies, is terminated for cause, voluntarily resigns other than for Good Reason, as such term is defined in the agreement, or is unable to perform his duties on account of death or disability and the agreement is terminated, he or his legal representative shall receive from the Company the base salary which would otherwise be due to the date which termination of employment occurred. If Dr. Pines' employment is terminated for any other reason by the Company or if Dr. Pines resigns for Good Reason during the term of the agreement, Dr. Pines will receive from the Company the base salary which would otherwise be due to the date which termination of employment occurred plus severance pay equal to six months of salary. The agreement with Dr. Pines contains confidentiality and non-competition provisions. Dr. Pines will have the right to participate in all group insurance, hospital, dental, major medical and disability benefits, stock option plans and other similar benefits afforded to executives.

         Dr. Pines had previously been providing consulting services to the Company at the rate of $4,000 per month when the consulting arrangement began in August 2001 and at the rate of $8,000 per month from January 2002 to February 2003. In March 2002, the Board issued to Dr. Pines a non-qualified stock option to purchase up to 700,000 shares of the Company's Common Stock under the Company's 2001 Non-Qualified Stock Option Plan. The option is exercisable at $0.12 per share, and vests in three equal installments commencing upon issuance date. The vesting schedule accelerates upon a change in control of the Company. The option expires as to each installment seven years from vesting.

         DIRECTOR COMPENSATION

         All directors of the Company are reimbursed for reasonable expenses incurred by them in acting as a director or as a member of any committee of the Board. All outside directors, with the exception of Dr. Franklin during the term of his consulting agreement, are entitled to receive $1,000 for attendance in person at each meeting of the Board and $500 for participation in each teleconference meeting of the Board. All existing outside directors, with the exception of Dr. Franklin, are entitled to receive an annual option grant of 50,000 shares on the occasion of the Company's Annual Meeting of Stockholders and any new outside director is entitled to receive an initial grant of 50,000 shares on the occasion of his/her election to the Board.

         In April 2003, the Company issued to Messrs. Celano, Maupay and Rosenthal options for each to acquire up to 50,000 shares of Common Stock at $0.30 per share. In June 2003, the Company issued to Messrs. Allan and Frankel, upon their election as directors, options for each to acquire up to 50,000 shares of Common Stock at $.45 per share. Such options vested immediately and are exercisable for seven years from the issuance date.

         SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The following table summarizes certain information concerning equity compensation plans for employees and directors of and consultants to the
Company:

       Plan Category
                                  Number of securities to be
                                   issued upon exercise of       Weighted average exercise       Number of securities
                                outstanding options, warrants   price of outstanding options,  remaining available for
                                         and rights                 warrants and rights             future issuance
       ----------------------------------------------------------------------------------------------------------------
                                            (a)                            (b)                          (c)
                                     ----------------------------------------------------------------------------------

       Equity compensation plans
       approved by security
       holders                                    0                        N/A                       1,408,000

       Equity compensation plans not
       approved by security holders       9,569,000                      $0.51                       3,911,000
                                     ----------------------------------------------------------------------------------

       Total                              9,569,000                      $0.51                       5,319,000
                                     ==================================================================================

         679,000 fully vested options have been granted to eight individuals pursuant to the Company's 2000 Non-Qualified Stock Option Plan at exercise prices ranging from $0.023 to $1.4375 per share and with termination dates ranging from December 27, 2006 to October 12, 2007. Of these, the Company granted options to directors and officers as follows: 151,493 shares to Mr. Hickey, 72,422 shares to Mr. Celano, 87,755 shares to Mr. Maupay and 100,000 shares to Mr. Rosenthal.

         6,262,000 options have been granted to thirteen individuals pursuant to the Company's 2001 Non-Qualified Stock Option Plan at exercise prices ranging from $0.12 to $0.27 per share and with termination dates ranging from June 6, 2008 to March 21, 2011. Of the total options issued, 4,529,000 are vested and 1,733,000 vest on March 21, 2004. Of these, the Company granted options to directors and officers as follows: 1,500,000 shares to Mr. Hickey, 700,000 shares to Dr. Pines, 50,000 shares to Mr. Allan, 125,000 shares to Mr. Celano, 50,000 shares to Mr. Frankel, 3,000,000 shares to Dr. Franklin, 125,000 shares to Mr. Maupay and 125,000 shares to Mr. Rosenthal.

         2,628,000 fully vested options have been granted to fifteen individuals pursuant to other agreements at exercise prices ranging from $0.05 to $7.88 and with termination dates ranging from May 29, 2004 to March 9, 2007. Of these, the Company granted options to directors and officers as follows: 637,955 shares to Mr. Hickey, 256,580 shares to Dr. Pines, 204,455 shares to Mr. Celano, 195,686 shares to Mr. Maupay and 205,940 shares to Mr. Rosenthal.

                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

         The Audit Committee is comprised of three directors, all of whom are independent as defined in the NASD guidelines, and it operates under a written charter adopted by the Board of Directors. In January 2004, the Board of Directors adopted revisions to the charter to reflect, among other things, an increased role of the Audit Committee in respect of certain corporate governance matters and in administering and supervising the relationship with the independent auditors. A copy of the revised charter is attached to this proxy statement as Exhibit A. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis.

         The primary focus of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company's independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America.

         The Committee serves an oversight role to the Board of Directors in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Committee's members in business, financial and accounting matters. The Committee members are not professional auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors nor can the Committee certify that the independent auditors are "independent" under applicable laws.

         In this context, the Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2003. Management represented to the Audit Committee that said financial statements were prepared in accordance with generally accepted accounting principles which was affirmed by the Company's independent auditors, Eisner LLP. The Audit Committee has discussed with Eisner LLP matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committee."

         The Audit Committee has received and reviewed the written disclosures and the letter from Eisner LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with Eisner LLP the firm's independence.

         Based on the aforementioned actions, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.

         Submitted by the Audit Committee of the Company's Board of Directors:

                                                    Edward A. Celano, Chairman
                                                    David G. P. Allan
                                                    Walter R. Maupay, Jr.

AUDIT AND OTHER FEES

         The following table summarizes fees billed to the Company by Eisner LLP for 2003 and 2002:

                                           2003        2002

                  Audit Fees              $33,200     $43,760
                                          -------     -------
                  Audit-related Fees            0           0
                                          -------     -------
                  Tax Fees                      0           0
                                          -------     -------
                  Other Fees                    0           0
                                          -------     -------

         Audit fees include fees for the annual audit and review of financial statements included in that year's Form 10-QSB filings, as well as fees for any other services normally provided by the principal accountant in connection with statutory or regulatory filings, including SEC filings, or engagements.

                              CERTAIN TRANSACTIONS

         In March 2003, the Company completed the purchase of the polymer technology assets of a private medical technology company based in the United Kingdom, Phairson Medical Limited (and an affiliated entity; collectively, "Phairson"), in exchange for the issuance of 6,895,561 shares of restricted Common Stock of the Company. The assets comprise a series of United States and foreign patent applications as well as scientific and clinical documentation. The Company also assumed Phairson's rights and obligations under a development agreement with the Swiss Federal Institute of Technology and the University of Zurich, as well as with the principal investigator of the technology development project, Professor JA Hubbell. Under these agreements, the Company is required to pay royalties of no more than 1.1% of net sales of products incorporating the technology. If the Company fails to pursue development efforts involving the technology for an extended period of time, the Company is obligated to negotiate a return of the technology to the university. Certain stockholders of Phairson have participated in financings of the Company, and Richard Franklin, a Chairman of the Board of Directors of the Company, is a stockholder and served as CEO of Phairson. In connection with the acquisition, the Company granted an option, exercisable for seven years, to purchase up to 100,000 shares of Common Stock at $.09 per share to Dr. Gere S. diZerega, who has served as a medical consultant to both companies and who assisted in identifying the acquisition opportunity. Dr. diZerega had previously served as a director of the Company.

         For a description of certain compensation arrangements with management and other directors of the Company, including amendments, in May 2003, to the employment agreement with Mr. Hickey, the consulting agreement with Dr. Franklin, as well as the employment agreement entered into with Dr. Pines in March 2003, see "Executive Compensation."

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company believes that all reports required to be filed during 2003 by the Company's executive officers, directors and beneficial owners of 10% or more of the Company's Common Stock, pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, were timely filed except that Aran Asset Management SA failed to file a Form 4 with respect to its transfer, for no consideration, of 40,000 shares of Common Stock on or about June 2003.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Audit Committee has recommended, and the Board of Directors has approved, the reappointment of Eisner LLP as the independent public accounting firm to audit the financial statements of the Company for the current fiscal year. The Company has requested that a representative of Eisner LLP attend the Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of stockholders. Management of the Company recommends a vote for the ratification of Eisner LLP, as the independent auditors for the Company.

                                  OTHER MATTERS

         The Board is not aware of any matters not set forth herein that may come before the Meeting. If, however, further business properly comes before the Meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

                    STOCKHOLDER PROPOSALS AND COMMUNICATIONS


         PROPOSALS FOR THE 2005 ANNUAL MEETING

         Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Commission. To be considered for inclusion in the proxy statement and form of proxy relating to the 2005 Annual Meeting of Stockholders, such proposals must be received by the Company not later than November 1, 2004. Proposals should be directed to the attention of the Secretary of the Company.

         COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         The Board of Directors provides a process for stockholders to send communications to the Board or any of the directors. Stockholders may send written communications to the Board or any of the directors c/o Secretary, Life Medical Sciences, Inc., PO Box 219, Little Silver New Jersey 07739. All communications will be collected and submitted to the Board or the individual directors on a periodic basis.

                                  ANNUAL REPORT

         The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 accompanies this Proxy Statement. The Annual Report on Form 10-KSB does not constitute a part of the proxy soliciting material.

                                   ETHICS CODE

         The Company has adopted a Code of Business Conduct applicable to its employees, officers and directors. The Code is intended to comply with requirements of the Securities and Exchange Commission's rules. Copies of the Code may be obtained by stockholders, free of charge, by mailing a request to the Company's Secretary.

             ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORTS

         Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Choosing this option will save the Company the cost of producing and mailing these materials. If you hold your shares through a bank, broker or other nominee, please refer to the information provided by the institution that holds your shares and follow that institution's instructions on how to elect to view future proxy statements and annual reports over the Internet. If you choose to view future proxy statements and annual reports over the Internet, next year you will receive an e-mail with instructions on how to view those materials and vote. Your election will remain in effect until you revoke it. Due to technical constraints at the Company's transfer agent, record shareholders are not yet able to elect this option.


                                             By order of the Board of Directors,
                                             Richard L. Franklin, MD
                                             Chairman

Dated:  March 1, 2004

EXHIBIT A

                           LIFE MEDICAL SCIENCES, INC.
                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

STATEMENT OF POLICY

The primary focus of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company's independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The Committee serves a board level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with the auditors and the experience of the members in business, financial and accounting matters. The Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is "independent" under applicable rules.

ORGANIZATION

The Committee shall be appointed by the Board of Directors and shall be comprised of at least three directors, a majority of whom shall be independent of management and the Company. A Chairperson and the Committee members shall be elected annually by the affirmative vote of at least a majority of the Board of Directors.

Members of the Committee shall be considered independent if they comply with the independence rules of the National Association of Securities Dealers. All Committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

MEETINGS

The Committee shall meet at least annually (or more frequently as appropriate) with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or its Chairperson shall meet quarterly with the independent auditors and management to review the Company's financial statements consistent with "Responsibilities and Processes" below. The Committee shall report on a regular basis its activities to the Board and shall make such recommendations to the Board as it deems appropriate.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. The Committee shall have the power and should take the appropriate actions to set the overall corporate example for quality financial reporting, sound business risk practices and ethical behavior. The Committee shall have the power to conduct or authorize investigations into any matter within the Committee's responsibilities. The Committee shall have unrestricted access to members of management and other employees of the Company, as well as all information relevant to carrying out its responsibilities. The Committee shall have the power to retain, at the Company's expense, independent counsel, accountants or other advisors for such purposes as the Committee, in its sole discretion, determines to be appropriate to carry out its responsibilities.

The Committee is not expected to audit the Company, to define the scope of the audit, to control the Company's accounting practices, or define the standards to be used in preparing the Company's financial statements. Company management is responsible for preparing the financial statements and the independent auditors are responsible for auditing those statements.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate. The Committee shall:

1. Evaluate, review and recommend to the Board the selection (or, where appropriate, replacement) of the Company's independent auditors.

2. Provide guidance to, and receive reports from, the Company's independent auditors and financial management.

3. Review the interim financial statements and earnings release with management and the independent auditors prior to filing the Company's Quarterly Reports on Form 10-Q. The Chairperson may represent the entire Committee for purposes of this review.

4. Discuss the results of the annual and quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

5. Review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K and provide judgments about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosure in the financial statements.

6. Prepare a report to be included in the Company's proxy statement for each annual meeting that discloses whether the Committee (i) has reviewed and discussed the audited financial statements with management; has discussed Statement on Auditing Standards 61 ("SAS 61") "Communicating with Audit Committees" and Independence Standards Board Standard No. 1, "Auditor Independence" with the independent auditors; and (ii) has recommended to the Board that the consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year.

7. Meet annually with the independent auditors to review the scope, proposed audit fees and related detail of the forthcoming annual year-end audit to be conducted by the independent auditors. Review the extent of "non-audit" services and related fee proposals that may be requested from the independent auditors from time to time.

8. Approve in advance all audit and other services provided by the independent auditors and related fees. The Committee shall not approve the engagement of the independent auditors to render non-audit services prohibited by law or rules and regulations promulgated by the Securities and Exchange Commission. The Committee shall be authorized to adopt such pre-approval policies as it deems appropriate and consistent with SEC rules and guidance.

9. Obtain from the independent auditors a statement of the audit fees and other categories of fees billed for the last fiscal year that are required to be disclosed in the Company's proxy statement. Discuss with the independent auditors the auditors' independence from management and the Company, including matters in the written disclosures required by the Independence Standards Board.

10. Review this Charter annually and recommend to the Board appropriate changes to it. In addition, confirm that the Charter is included as an appendix to the annual stockholders' meeting proxy statement at least every three years, or promptly after any significant amendment to it.

                           LIFE MEDICAL SCIENCES, INC.
                                   PO Box 219
                             Little Silver, NJ 07739

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                          to be held on April 23, 2004

           This Proxy is solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Robert P. Hickey and Eli Pines, and each of them, (with full power to act without the other), as proxies with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders to be held at the offices of Eisner LLP 750 Third Ave., New York, NY 10017 on April 23, 2004 at 10:00 a.m. and at any adjournment thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated on the reverse side:

                  (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)


                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                           LIFE MEDICAL SCIENCES, INC.

                                 APRIL 23, 2004


     [down arrow] Please Detach and Mail in the Envelope Provided [down arrow]

         PLEASE MARK YOUR
 /X/     VOTES AS IN THIS
         EXAMPLE

             FOR all nominees                 WITHHOLD AUTHORITY                  NOMINEES: David G. P. Allan
             Listed at right (except       to vote for all nominees                         Edward A. Celano
             as marked to the                  listed at right                              Barry R. Frankel
             contrary below)                                                                Richard L. Franklin, MD
                                                                                            Robert P. Hickey
     Walter R. Maupay, Jr.
1.   Election of / / / / Directors.


         (INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)
--------------------------------------------------------------------------------

                                                             FOR        AGAINST      ABSTAIN

2.       To ratify the appointment of Eisner LLP            /  /         /  /          /  /
         as the independent auditors of the Company.

3. In their discretion, the proxies are authorized to vote upon such business as may properly come before the Meeting.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR PROPOSAL 2. ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING THE PROXY WILL BE VOTED IN THE DISCRETION OF THE ABOVE-NAMED PERSONS.

SIGNATURE ______________________  _________________________  DATED_______, 2004
                                  SIGNATURE IF HELD JOINTLY


Note: (Please date, sign as name appears above and return promptly. If the Shares are registered in the names of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title. Please note any changes in your address alongside the address as it appears in the proxy.)